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                                                                   EXHIBIT 10(m)


                     1996 CASH BONUS PERFORMANCE PLAN FOR
                ELIGIBLE EXECUTIVE OFFICERS OF DC HOLDCO, INC.



PURPOSE OF PLAN

          The purpose of the Plan is to promote the success of the Company by providing to participating executives bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.


DEFINITIONS AND TERMS

          2.1 ACCOUNTING TERMS. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and reflected in the consolidated financial statements of the Company, prepared in the ordinary course of business.

          2.2 SPECIFIC TERMS. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

          "BASE SALARY" means the aggregate base annualized salary of a Participant from the Company and all affiliates of the Company at the time of the adoption of the Plan, or when the Participant first becomes eligible to participate (if after that time), exclusive of any commissions or other actual or imputed income from any Company-provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of

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the Code or contributions to a cafeteria plan under Section 125 of the Code.

          "BASE SALARY MULTIPLE" means an amount equal to 10 times Base Salary.

          "BONUS" means a cash payment or payment opportunity as the context requires.

          "BUSINESS CRITERIA" means one or any combination of Net Income, Return on Equity, or Return on Assets.

          "CAPCITIES ACQUISITION" means the pending acquisition of Capital Cities/ABC, Inc.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITTEE" means the Committee established to administer the Plan in accordance with Section 3.1 and Section 162(m) of the Code.

          "COMPANY" means DC Holdco, Inc. and any successor, whether by merger, ownership of all or substantially all of its assets, or otherwise.

          "ELIGIBLE EXECUTIVE" means an Executive described in Section 4.4.

          "EXECUTIVE" means a person who is or on the effective date of the CapCities Acquisition will be an "executive officer" as defined in Rule 3b-7 under the Securities Exchange Act of 1934.

          "NET INCOME" means the consolidated net income of the Company, as reported in the audited financial statements of the Company for the Year, subject to any adjustments required or permitted by the Plan.

          "PARTICIPANT" means an Eligible Executive selected to participate in the Plan by the Committee.

          "PERFORMANCE TARGET(S)" means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely established in writing by the

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Committee for each Executive for the Year in respect of any one or more of the
Business Criteria.

          "PLAN" means the 1996 Cash Bonus Performance Plan for Eligible Executive Officers of the Company, as amended from time to time.

          "RETURN ON ASSETS" means Net Income divided by the average of the total assets of the Company at the end of the four fiscal quarters of the Year, as reported by the Company in its consolidated financial statements.

          "RETURN ON EQUITY" means the Net Income divided by the average of the common stockholders equity of the Company at the end of each of the four fiscal quarters of the Year, as reported by the Company in its consolidated financial statements.

          "SECTION 162(m)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

          "TWDC" means The Walt Disney Company.

          "YEAR" means the Company's 1996 fiscal year (including the operations during such fiscal year of its predecessor, TWDC), which represents the applicable performance period.


ADMINISTRATION OF THE PLAN

          3.1 THE COMMITTEE. Prior to the time the Company becomes a public company, the decision to establish the Plan, the selection of applicable Business Criteria and Performance Target(s) and the selection of Participants shall be made by the Compensation Committee of the Board of Directors of TWDC. Thereafter, the Plan shall be administered by a Committee consisting of at least three members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan, who (i) are not eligible to participate in the Plan and (ii) are "outside directors" (within the meaning of Section 162(m), including applicable transition provisions).

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          3.2  POWERS OF THE COMMITTEE.  The Committee shall have the sole authority to establish and administer the Performance Target(s) and the responsibility of determining from among the Eligible Executives those persons who will participate in and receive Bonuses under the Plan and the amount of such Bonuses and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan and any agreement or other document relating to any Bonus under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

          3.3 REQUISITE ACTION. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

          3.4 EXPRESS AUTHORITY (AND LIMITATIONS ON AUTHORITY) TO CHANGE TERMS AND CONDITIONS OF BONUS. Without limiting the Committee's authority under other provisions of the Plan, but subject to any express limitation of the Plan, the Committee shall have the authority to accelerate a Bonus and to waive restrictive conditions for a Bonus (including forfeiture conditions, but not Performance Target(s)), in such circumstances as the Committee deems appropriate.


4.   BONUS PROVISIONS.

          4.1 PROVISION FOR BONUS. Each Participant may receive a Bonus if and only if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained. The applicable Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Bonus at all.

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          4.2  SELECTION OF PERFORMANCE TARGET(S).  The specific Performance
Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m). At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the performance Target(s) are attained, subject to Sections 4.1, 4.7, 5.1 and 5.8.

          4.3 MAXIMUM INDIVIDUAL BONUS. Notwithstanding any other provision hereof, no Executive shall receive a Bonus under the Plan for the Year in excess of the lesser of $10 million or his or her Base Salary Multiple.

          4.4 ELIGIBLE CLASS OF PARTICIPANTS. Eligible Executives include only Executives at or above the level of Executive Vice President, including the Vice Chairman, but excluding the Chairman and Chief Executive Officer (whose annual bonus is set by the terms of this employment agreement).

          4.5 EFFECT OF MID-YEAR COMMENCEMENT OF SERVICE. To the extent compatible with Sections 4.2 and 5.8, if services as an Executive commence after the adoption of the Plan and the Performance Target(s) are established, the Committee may grant a Bonus that is proportionately or otherwise adjusted based on objective factors to take into account the period of actual service.

          4.6 CHANGES RESULTING FROM MATERIAL ACQUISITIONS, DISPOSITIONS OR RECAPITALIZATIONS; EXTRAORDINARY ITEMS; ACCOUNTING CHANGES. Subject to Section 5.8, in the event of a material change in accounting assumptions, principles or practices after the Performance Target(s) are established, which change affects the Year's results relative to the Business Criteria, or in the event of a recapitalization, restructuring, merger, combination, consolidation, change in capitalization or capital structure or other reorganization (except for the CapCities Acquisition which will be taken into account by the Committee in setting the Performance

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Target(s) for the Year), or any extraordinary dividend or other extraordinary distribution (whether in the form of cash, securities or other property) or acquisition, or other extraordinary event out of the ordinary course of business in respect of or materially affecting the applicable Business Criteria, then the Committee may, in the manner and to the extent, if any, it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, proportionately adjust any or all of the Performance Target(s), based solely on objective criteria, so as to neutralize, in the Committee's best judgment, the effect of the change on the applicable pre-established Performance Target(s) for the Year.

          4.7 COMMITTEE DISCRETION TO DETERMINE BONUSES. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant's Bonus shall be calculated (in accordance with Section 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan. The Committee may at any time establish such additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of the Plan.

          4.8 COMMITTEE CERTIFICATION. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

          4.9 TIME OF PAYMENT. Subject to Section 4.8, Bonuses granted by the Committee under Section 4.8 of the Plan shall be paid as and when determined by the Committee. Any such payment shall be in cash or cash equivalent,

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subject to applicable withholding requirements. The Committee, in its sole discretion, may defer, with any conditions it deems appropriate, the payout or vesting of any Bonus.


GENERAL PROVISIONS

          5.1 NO RIGHT TO BONUS OR CONTINUED EMPLOYMENT. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company, TWDC, the Board of Directors of either of them or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. TWDC and the Company expressly reserve any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target(s) have been attained and/or the individual maximum amounts pursuant to Section 4.2 have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated.

          5.2 DISCRETION OF COMPANY, BOARD OF DIRECTORS AND COMMITTEE. Any decision made or action taken by the Company or TWDC, the Board of Directors of the Company or TWDC or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

          5.3 ABSENCE OF LIABILITY. A member of the Board or Directors of the Company or TWDC or of the Committee or any officer of the Company or TWDC shall not be liable for any act or inaction hereunder, whether of commission or omission.

          5.4 NO FUNDING OF PLAN. The Company shall not be required to fund or otherwise segregate any cash or any

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other assets which may at any time be paid to Participants under the Plan. The
Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor.

          5.5 NON-TRANSFERABILITY OF BENEFITS AND INTERESTS. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant.
This Section 5.5 shall not apply to an assignment of a contingency or payment due after the death of the Executive to the deceased Executive's legal representative or beneficiary.

          5.6 LAW TO GOVERN. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of California.

          5.7 NON-EXCLUSIVITY. Subject to Section 5.8, the Plan does not limit the authority of the Company, the Board or the Committee to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Target(s) used under the Plan. In addition, Executives not selected to participate in the Plan may participate in other plans of the Company.

          5.8 SECTION 162(m) CONDITIONS; BIFURCATION OF PLAN. It is the intent of the Company that the Plan and Bonuses paid hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be

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disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of
Section 162(m) are only applicable to persons whose compensation is subject to
Section 162(m).


AMENDMENTS, SUSPENSION OR TERMINATION OF PLAN

          The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment may be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable rules of Section 162(m) of the Code.

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